CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated December 27, 2019, relating to the financial statements and financial highlights, which appear in Global X Silver Miners ETF, Global X Gold Explorers ETF, Global X Copper Miners ETF, Global X Uranium ETF, Global X Lithium & Battery Tech ETF, Global X Fertilizers/Potash ETF, Global X MSCI China Consumer Discretionary ETF, Global X MSCI China Energy ETF, Global X MSCI China Financials ETF, Global X MSCI China Industrials ETF, Global X China Materials ETF, Global X MSCI China Communication Services ETF, Global X MSCI China Consumer Staples ETF, Global X MSCI China Health Care ETF, Global X MSCI China Information Technology ETF, Global X MSCI China Real Estate ETF, Global X MSCI China Utilities ETF, Global X MSCI China Large-Cap 50 ETF, Global X FTSE Southeast Asia ETF, Global X MSCI Colombia ETF, Global X MSCI Argentina ETF, Global X MSCI Greece ETF, Global X MSCI Norway ETF, Global X FTSE Nordic Region ETF, Global X MSCI Nigeria ETF, Global X MSCI Next Emerging & Frontier ETF, Global X MSCI Portugal ETF, Global X MSCI Pakistan ETF, Global X DAX Germany ETF, Global X SuperDividend® ETF, Global X SuperDividend® U.S. ETF, Global X MSCI SuperDividend® Emerging Markets ETF, Global X MSCI SuperDividend® EAFE ETF, Global X SuperDividend® REIT ETF, Global X SuperIncome™ Preferred ETF, Global X YieldCo & Renewable Energy Income ETF, Global X Social Media ETF, Global X E-commerce ETF, Global X Guru® Index ETF, Global X Scientific Beta U.S. ETF, Global X Scientific Beta Europe ETF, Global X Scientific Beta Japan ETF, Global X Scientific Beta Asia ex-Japan ETF, Global X S&P 500® Catholic Values ETF, Global X Nasdaq 100® Covered Call ETF, Global X S&P 500® Covered Call ETF, and Global X Russell 2000 Covered Call ETF Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement.
Philadelphia, Pennsylvania February 19, 2020

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, F: (267) 330 3300, www.pwc.com/us